                                 LAW OFFICES OF
                             KELLER ROHRBACK L.L.P.
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
KAREN E. BOXX 000                MARK A. GRIFFIN                RYAN M. RODENBERG              GEORGE KAHIN (1965)
JOHN H. BRIGHT                   AMY N.L. HANSON**              CARMEN R. ROWE                 JOHN D. CARMODY (1966)
GRETCHEN FREEMAN CAPPIO          IRENE M. HECHT                 DAVID J. RUSSELL               ERLE W. HORSWILL (1978)
KATHLEEN KIM COGHLAN+            SCOTT C. HENDERSON             LYNN LINCOLN SARKO**+++        ROBERT K. KELLER (1992)
T. DAVID COPLEY 0                STEPHEN J. HENDERSON           FREDERICK W. SCHOEPFLIN        PINCKNEY M. ROHRBACK (1994)
CLAIRE CORDON                    BENJAMIN J. LANTZ              WILLIAM C. SMART
ROB J. CRICHTON***               ELIZABETH A. LELAND            THOMAS A. STERKEN                * ALSO ADMITTED IN CALIFORNIA
JENNEFER A. FALLAT 00              DAVID R. MAJOR                 BRITT L. TINGLUM**            ** ALSO ADMITTED IN WISCONSIN
HAROLD FARDAL                    JOHN MELLEN++                  LAURENCE R. WEATHERLY          *** ALSO ADMITTED IN NEW YORK
JULI E. FARRIS*+++               ALEXANDER PERKINS              MARGARET E. WETHERALD            + ALSO ADMITTED IN HAWAII
DANIEL S. FRIEDBERG**            PAULETTE E. PETERSON           MICHAEL WOERNER                 ++ ALSO ADMITTED IN ILLINOIS
GLEN P. GARRISON                 ERIN M. RILEY**                BENSON D. WONG                 +++ ALSO ADMITTED IN WASHINGTON, D.C.
                                                                                                 0 ALSO ADMITTED IN ARIZONA
                                                                                                00 ALSO ADMITTED IN FLORIDA
                                                                                               000 OF COUNSEL


                                  July 23, 2001

                                                                     Exhibit 5.1

The Board of Directors
AmericanWest Bancorporation
9506 North Newport Highway
Spokane, WA  99218-1200

         Re:      Form S-8 Registration Statement; 2001 Incentive Stock Plan

Ladies and Gentlemen:

         We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 200,000 shares of common stock, no par value per share (the "Shares"), which may be issued pursuant to the AmericanWest Bancorporation 2001 Employee Stock Purchase Plan (the "Plan"). We have examined the Registration Statement and such documents and records of AmericanWest Bancorporation and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies, and the genuineness of all signatures.

         Based upon, and subject to, the foregoing, we are of the opinion that upon the issuance of the Shares of AmericanWest Bancorporation in accordance with the terms of the Plan, such Shares will be duly authorized, validly issued, fully paid, and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name when appearing on the Registration Statement and any amendment thereto.

                                Very truly yours,

                                /s/ Keller Rohrback L.L.P.

RMR:rmr


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Telephone: (206) 623-1900    Fax: (206) 623-3384
www.kellerrohrback.com